As Filed With the Securities and Exchange Commission on June 17, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEALED AIR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	65-0654331
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2415 Cascade Pointe Boulevard Charlotte, North Carolina	28208
(Address of Principal Executive Offices)	(Zip Code)

2014 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Angel S. Willis
Vice President, General Counsel and Secretary
Sealed Air Corporation
2415 Cascade Pointe Boulevard
Charlotte, North Carolina 28208
(Name and address of agent for service)

(980)-221-3235
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2014 Omnibus Incentive Plan (as amended effective May 23, 2024, the “Omnibus Plan”) of Sealed Air Corporation (the “Company”) is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. In accordance with General Instruction E to Form S-8 regarding registration of additional securities, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-196508, filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2014 by the Company, the Registration Statement on Form S-8, File No. 333-223460, filed with the SEC on March 6, 2018 by the Company, the Registration Statement on Form S-8, File No. 333-226619, filed with the SEC on August 6, 2018 by the Company, the Registration Statement on Form S-8, File No. 333-252040, filed with the SEC on January 12, 2021 by the Company, and the Registration Statement on Form S-8, File No. 333-258486, filed with the SEC on August 5, 2021 by the Company, in each case except as amended hereby.
Item 5. Interests of Named Experts and Counsel.
Angel S. Willis, Vice President, General Counsel and Secretary of the Company, has passed upon the validity of the shares of Common Stock offered under the Omnibus Plan for the Company and registered hereby. As of the date of this Registration Statement, Ms. Willis was employed by the Company and was the beneficial owner of approximately 38,000 shares of Common Stock of the Company.

Item 8. Exhibits.

Exhibit Number	Description

4.1
Unofficial Composite Amended and Restated Certificate of Incorporation of the Registrant as currently in effect (Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3, Registration No. 333-108544, is incorporated by reference herein)

4.2
Amended and Restated By-Laws of the Registrant as currently in effect (Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, Date of Report October 19, 2023, File No. 1-12139, is incorporated by reference herein)

4.3
Sealed Air Corporation 2014 Omnibus Incentive Plan (as amended and restated effective May 18, 2021) (Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, Date of Report May 18, 2021, File No. 1-12139, is incorporated herein by reference)

4.4
Amendment to the Sealed Air Corporation 2014 Omnibus Incentive Plan (effective as of May 23, 2024) (Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, Date of Report May 23, 2024, File No. 1-12139, is incorporated herein by reference)

5	Opinion of counsel as to legality of securities being offered*

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Sealed Air Corporation*

23.2	Consent of counsel (included in Exhibit 5)

24	Powers of Attorney (included in the signature pages to the Registration Statement)

107	Filing Fee Table*
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, State of North Carolina, on June 17, 2024.
 SEALED AIR CORPORATION

By:	/s/ Dustin J. Semach
Name: Dustin J. Semach
Title: Interim Co-President and Co-Chief Executive Officer, Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Sealed Air Corporation, hereby severally constitute and appoint Dustin J. Semach and Angel S. Willis, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Sealed Air Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Emile Z. Chammas	Interim Co-President and Co-Chief Executive Officer, Chief Operating Officer (Principal Executive Officer)	June 17, 2024
Emile Z. Chammas

/s/ Dustin J. Semach	Interim Co-President and Co-Chief Executive Officer, Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	June 17, 2024
Dustin J. Semach

/s/ Veronika Johnson	Chief Accounting Officer and Controller (Principal Accounting Officer)	June 17, 2024
Veronika Johnson

/s/ Zubaid Ahmad	Director	June 17, 2024
Zubaid Ahmad

/s/ Kevin C. Berryman	Director	June 17, 2024
Kevin C. Berryman

/s/ Françoise Colpron	Director	June 17, 2024
Françoise Colpron

/s/ Clay M. Johnson	Director	June 17, 2024
Clay M. Johnson

/s/ Henry R. Keizer	Director	June 17, 2024
Henry R. Keizer

/s/ Harry A. Lawton III	Director	June 17, 2024
Harry A. Lawton III

/s/ Suzanne B. Rowland	Director	June 17, 2024
Suzanne B. Rowland